Exhibit 99.1

News Release

Sunoco, Inc.

1735 Market Street

Philadelphia, Pa. 19103-7583

For further information contact	For release: IMMEDIATELY
Jerry Davis (media) 215-977-6298 Tom Harr (investors) 215-977-6764

No.

SUNOCO REPORTS FIRST QUARTER RESULTS

PHILADELPHIA, May 2, 2007 — Sunoco, Inc. (NYSE: SUN) today reported net income of $175 million ($1.44 per share diluted) for the first quarter of 2007 versus $79 million ($0.59 per share diluted) for the first quarter of 2006. Excluding special items, income was $85 million ($0.70 per share diluted) for the current quarter. There were no special items in the first quarter of 2006.

“While refining margins and operating income were improved versus last year’s comparable period, our results were significantly limited by the major turnaround and expansion work at our Philadelphia refinery,” said John G. Drosdick, Sunoco Chairman and Chief Executive Officer. “This $520 million project reduced first-quarter refinery production by approximately nine million barrels and also contributed to higher average crude oil costs and the sale of low-valued residual fuel inventory. The timing of this downtime and its associated impacts occurred during the part of the quarter when margins in the Northeast were at their highest levels. Also in the Northeast, a loss of steam from a power outage at a third-party supplier resulted in an unplanned shutdown of the Marcus Hook refinery in February that reduced throughput by an additional one million barrels.

“With the recent completion of the Philadelphia turnaround and fluid catalytic cracking unit expansion project,” continued Drosdick, “our Northeast refining system is now returning to normal operations as we enter the summer driving season. In addition to the expansion of the catalytic cracking unit’s capacity from 70 to 85 thousand barrels per day, we expect the project will provide us with the ability to upgrade an additional 15-20 thousand barrels per day of low-value residual fuel oil into higher-value gasoline and distillate products and demonstrate the increased earnings power of these assets.”

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Commenting on other 2007 capital projects in Refining and Supply, Drosdick said, “Final tie-in work for the crude unit debottleneck project at our Toledo refinery is scheduled to begin in May with completion anticipated by the end of the quarter. We estimate that the work will result in only a minimal reduction in crude throughput during the quarter. In addition, our Tulsa refinery is currently scheduled to undergo a maintenance turnaround beginning in June, which is expected to reduce second quarter production at the facility by approximately 2.4 million barrels. Following the completion of this work, we have no major turnaround activity scheduled for the remainder of the year, providing the opportunity to capture what we believe will continue to be a constructive market for refined product margins.”

DETAILS OF FIRST QUARTER RESULTS

REFINING AND SUPPLY

Refining and Supply earned $76 million in the first quarter of 2007 versus $73 million in the first quarter of 2006. The increase in earnings was due to higher realized margins, particularly in the MidContinent, essentially offset by lower production volumes and higher expenses. The lower volumes were mainly the result of work related to the project to expand capacity of a fluid catalytic cracking unit at the Philadelphia refinery as well as a one-week outage at the Tulsa refinery and unscheduled downtime at the Marcus Hook refinery due to a power outage at a third-party steam supplier. The completion of the work at the Philadelphia refinery is expected to reduce April production by approximately two million barrels. The higher expenses were largely the result of costs associated with the turnaround and expansion work and operating costs to produce low-sulfur fuels.

RETAIL MARKETING

Retail Marketing earned $7 million in the first quarter of 2007 versus break-even results in the first quarter of 2006. The increase in earnings was primarily due to higher average retail gasoline and distillate margins. Partially offsetting these positive factors were a $3 million after-tax charge associated with a litigation settlement and a $4 million after-tax decrease in divestment gains attributable to the Retail Portfolio Management program. Monthly gasoline and diesel throughput per company-owned or leased outlet increased approximately eight percent versus the first quarter of 2006.

CHEMICALS

Chemicals earned $9 million in the first quarter of 2007 versus $14 million in the prior-year period. The decrease in earnings was due primarily to lower margins and sales volumes for both phenol and polypropylene, partially offset by lower expenses. Lower volumes resulted in part from feedstock availability issues related to the turnaround work at Sunoco’s Philadelphia refinery and the power outage at a third-party steam supplier for Sunoco’s Marcus Hook refinery during the quarter.

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LOGISTICS

Earnings for the Logistics segment were $9 million in the first quarter of 2007 versus $6 million in the first quarter of 2006. The increase was largely due to higher earnings from terminalling operations and from the Partnership’s acquisitions completed in 2006, partially offset by lower crude oil acquisition and marketing results and Sunoco’s reduced ownership in the Partnership subsequent to a public equity offering in the second quarter of 2006.

COKE

The Coke business earned $11 million in the first quarter of 2007 versus $14 million in the first quarter of 2006. The decrease in earnings was due primarily to higher costs and lower selling prices at the Jewell coal operations. In the first quarter of 2007, limited operations commenced at a 1.7 million tons-per-year cokemaking facility in Vitória, Brazil, with full production expected in mid-2007. The Coke business is the operator and has a one-percent ownership interest in this joint venture.

CORPORATE AND OTHER

Corporate administrative expenses were $15 million after tax in the first quarter of 2007 versus $16 million in the first quarter of 2006.

Net financing expenses were $12 million after tax in both first-quarter periods. Lower interest income and higher interest expense were offset by higher capitalized interest and lower expenses attributable to the preferential return of third-party investors in Sunoco’s cokemaking operations.

SPECIAL ITEM

During the first quarter of 2007, Sunoco recognized a $90 million after-tax gain related to the prior issuance of limited partnership units of Sunoco Logistics Partners L.P. (NYSE: SXL) to the public. Sunoco currently has a 43 percent interest in Sunoco Logistics Partners L.P., which includes its 2 percent general partnership interest.

Sunoco, Inc., headquartered in Philadelphia, PA, is a leading manufacturer and marketer of petroleum and petrochemical products. With 900,000 barrels per day of refining capacity, nearly 4,700 retail sites selling gasoline and convenience items, approximately 5,500 miles of crude oil and refined product owned and operated pipelines and 38 product terminals, Sunoco is one of the largest independent refiner-marketers in the United States. Sunoco is a significant manufacturer of petrochemicals with annual sales of approximately five billion pounds, largely chemical intermediates used to make fibers, plastics, film and resins. Utilizing a unique, patented technology, Sunoco’s cokemaking facilities in the United States also have the capacity to manufacture over 2.5 million tons annually of high-quality metallurgical-grade coke for use in the steel industry.

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Anyone interested in obtaining further insights into the first quarter’s results can monitor the Company’s quarterly teleconference call, which is scheduled for 3:00 p.m. ET on May 3, 2007. It can be accessed through Sunoco’s Web site - www.SunocoInc.com. It is suggested that you visit the site prior to the teleconference to ensure that you have downloaded any necessary software.

Those statements made in this release that are not historical facts are forward-looking statements intended to be covered by the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Although Sunoco believes that the assumptions underlying these statements are reasonable, investors are cautioned that such forward-looking statements are inherently uncertain and necessarily involve risks that may affect Sunoco’s business prospects and performance, causing actual results to differ materially from those discussed in the foregoing release. Such risks and uncertainties include, by way of example and not of limitation: general economic, financial and business conditions which could affect Sunoco’s financial condition and results of operations; changes in competition and competitive practices, including the impact of foreign imports; effects of weather conditions and natural disasters on the Company’s operating facilities and on product supply and demand; changes in refining, marketing and chemical margins; variation in petroleum-based commodity prices and availability of crude oil and feedstock supply or transportation; effects of transportation disruptions; changes in the price differentials between light-sweet and heavy-sour crude oils; changes in the marketplace which may affect supply and demand for Sunoco’s products; changes in the level of capital expenditures or operating expenses; changes in product specifications; availability and pricing of ethanol; changes in the expected level of environmental capital, operating or remediation expenditures; age of, and changes in, the reliability, efficiency and capacity of, the Company’s operating facilities or those of third parties; effects of adverse events relating to the operation of the Company’s facilities and to the transportation and storage of hazardous materials (including equipment malfunction, explosions, fires, spills, and the effects of severe weather conditions); risks related to labor relations and workplace safety; changes in, or new, statutes and government regulations or their interpretations, including those relating to the environment and global warming; changes in tax laws or their interpretations, including pension funding requirements; ability to identify acquisitions, execute them under favorable terms and integrate them into the Company’s existing businesses; ability to enter into joint ventures and other similar arrangements under favorable terms; delays and/or costs related to construction, improvements and/or repairs of facilities (including shortages of skilled labor, the issuance of applicable permits and inflation); nonperformance or force majeure by, or disputes with, major customers, suppliers, dealers, distributors or other business partners; changes in financial markets impacting pension expense and funding requirements; political and economic conditions in the markets in which the Company, its suppliers or customers operate, including the impact of potential terrorist acts and international hostilities; military conflicts between, or internal instability in, one or more oil producing countries, governmental actions and other disruptions in the ability to obtain crude oil; and changes in the status

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of, or initiation of new, litigation, arbitration or other proceedings to which the Company is a party or liability resulting from such litigation, arbitration or other proceedings, including natural resource damage claims. These and other applicable risks and uncertainties have been described more fully in Sunoco’s 2006 Form 10-K filed with the Securities and Exchange Commission on February 26, 2007 and in other periodic reports filed with the Securities and Exchange Commission. Sunoco undertakes no obligation to update any forward-looking statements in this release, whether as a result of new information or future events.

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Sunoco, Inc.

2007 First Quarter Financial Summary

(Unaudited)

First Quarter	2007	2006
Revenues	$9,305,000,000	$8,593,000,000
Net Income	$175,000,000	$79,000,000
Earnings Per Share of Common Stock:
Basic	$1.44	$.59
Diluted	$1.44	$.59
Weighted-Average Number of Shares Outstanding (In Millions):
Basic	121.4	132.9
Diluted	121.7	133.6

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Sunoco, Inc.

Earnings Profile of Sunoco Businesses (after tax)

(Millions of Dollars, Except Per-Share Amounts)

(Unaudited)

	Three Months Ended March 31
	2007	2006	Variance
Refining and Supply	$76	$73	$3
Retail Marketing	7	—	7
Chemicals	9	14	(5)
Logistics	9	6	3
Coke	11	14	(3)
Corporate and Other:
Corporate expenses	(15)	(16)	1
Net financing expenses and other	(12)	(12)	—

	85	79	6
Special items	90	—	90

Consolidated net income	$175	$79	$96

Earnings per share of common stock (diluted):
Income before special items	$.70	$.59	$.11
Special items	.74	—	.74

Net income	$1.44	$.59	$.85

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Sunoco, Inc.

Financial and Operating Statistics (Unaudited)

	For the Three Months Ended March 31
	2007	2006
TOTAL REFINING AND SUPPLY
Income (Millions of Dollars)	$76	$73
Realized Wholesale Margin* (Per Barrel of Production Available for Sale)	$6.98	$6.13
Crude Inputs as Percent of Crude Unit Rated Capacity	85	93
Throughputs (Thousand Barrels Daily):
Crude Oil	761.5	835.3
Other Feedstocks	79.4	68.8

Total Throughputs	840.9	904.1

Products Manufactured (Thousand Barrels Daily):
Gasoline	401.4	427.6
Middle Distillates	285.4	308.1
Residual Fuel	61.1	70.8
Petrochemicals	34.4	35.8
Lubricants	12.9	13.2
Other	75.8	85.4

Total Production	871.0	940.9
Less: Production Used as Fuel in Refinery Operations	39.7	44.3

Total Production Available for Sale	831.3	896.6

*	Wholesale sales revenue less related cost of crude oil, other feedstocks, product purchases and terminalling and transportation divided by production available for sale.

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Sunoco, Inc.

Financial and Operating Statistics (Unaudited)

	For the Three Months Ended March 31
	2007	2006
Northeast Refining*
Realized Wholesale Margin (Per Barrel of Production Available for Sale)	$5.25	$5.35
Market Benchmark 6-3-2-1 (Per Barrel)	$7.14	$4.49
Crude Inputs as Percent of Crude Unit Rated Capacity	82	93
Throughputs (Thousand Barrels Daily):
Crude Oil	539.1	610.1
Other Feedstocks	69.5	60.2

Total Throughputs	608.6	670.3

Products Manufactured (Thousand Barrels Daily):
Gasoline	289.3	319.2
Middle Distillates	210.1	230.2
Residual Fuel	57.4	66.4
Petrochemicals	25.6	28.9
Other	44.7	51.6

Total Production	627.1	696.3
Less: Production Used as Fuel in Refinery Operations	28.2	32.5

Total Production Available for Sale	598.9	663.8

* Comprised of the Marcus Hook, Philadelphia and Eagle Point refineries.

MidContinent Refining*
Realized Wholesale Margin (Per Barrel of Production Available for Sale)	$11.42	$8.38
Market Benchmark 3-2-1 (Per Barrel)	$11.06	$7.92
Crude Inputs as Percent of Crude Unit Rated Capacity	91	92
Throughputs (Thousand Barrels Daily):
Crude Oil	222.4	225.2
Other Feedstocks	9.9	8.6

Total Throughputs	232.3	233.8

*	Comprised of the Toledo and Tulsa refineries.

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Sunoco, Inc.

Financial and Operating Statistics (Unaudited)

	For the Three Months Ended March 31
	2007	2006
MidContinent Refining (continued)
Products Manufactured (Thousand Barrels Daily):
Gasoline	112.1	108.4
Middle Distillates	75.3	77.9
Residual Fuel	3.7	4.4
Petrochemicals	8.8	6.9
Lubricants	12.9	13.2
Other	31.1	33.8

Total Production	243.9	244.6
Less: Production Used as Fuel in Refinery Operations	11.5	11.8

Total Production Available for Sale	232.4	232.8

RETAIL MARKETING
Income (Millions of Dollars)	$7	$—
Retail Margin* (Per Barrel):
Gasoline	$3.48	$2.85
Middle Distillates	$6.84	$5.02
Sales of Petroleum Products (Thousand Barrels Daily):
Gasoline	299.3	287.5
Middle Distillates	46.9	46.5

	346.2	334.0

Total Retail Gasoline Outlets, End of Period	4,683	4,737
Gasoline and Diesel Throughput per Company Owned or Leased Outlet (M Gal/Site/Month)	142	132
Convenience Stores:
Total Stores, End of Period	736	739
Merchandise Sales (M$/Store/Month)	$76	$71
Merchandise Margin (Company Operated) (% of Sales)	26%	28%

*	Retail sales price less related wholesale price and terminalling and transportation costs per barrel. The retail sales price is the weighted-average price received through the various branded marketing distribution channels.

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Sunoco, Inc.

Financial and Operating Statistics (Unaudited)

	For the Three Months Ended March 31
	2007	2006
CHEMICALS
Income (Millions of Dollars)	$9	$14
Margin* (Cents per Pound):
All Products**	10.5	10.9
Phenol and Related Products	8.8	9.1
Polypropylene**	12.7	13.2
Sales (Millions of Pounds):
Phenol and Related Products	592	633
Polypropylene	548	562
Other	20	21

	1,160	1,216

*       Wholesale sales revenue less cost of feedstocks, product purchases and related terminalling and transportation divided by sales volumes.

**     The polypropylene and all products margins include the impact of a long-term supply contract with Equistar Chemicals, L.P. which is priced on a cost-based formula that includes a fixed discount.

LOGISTICS
Income (Millions of Dollars)	$9	$6
Pipeline and Terminal Throughput (Thousand Barrels Daily)*:
Unaffiliated Customers	1,168	1,027
Affiliated Customers	1,566	1,630

	2,734	2,657

* Excludes joint-venture operations.

COKE*
Income (Millions of Dollars)	$11	$14
Coke Production (Thousands of Tons)	642	631

* Includes amounts attributable to the facility in Vitória, Brazil which commenced limited operations in March 2007.

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Sunoco, Inc.

Financial and Operating Statistics (Unaudited)

	For the Three Months Ended March 31
	2007	2006
CAPITAL EXPENDITURES (Millions of Dollars)
Refining and Supply	$270	$130
Retail Marketing	13	12
Chemicals	14	11
Logistics	18	16	*
Coke	17	3

	$332	$172

*  Excludes the acquisition of two separate crude oil pipeline systems and related storage facilities located in Texas, one from Alon USA Energy, Inc. for $68 million and the other from Black Hills Energy, Inc. for $41 million.

DEPRECIATION, DEPLETION AND AMORTIZATION (Millions of Dollars)
Refining and Supply	$56	$56
Retail Marketing	26	25
Chemicals	19	18
Logistics	9	9
Coke	5	4

	$115	$112

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Sunoco, Inc.

Earnings Profile of Sunoco Businesses (after tax)

(Millions of Dollars, Except Per-Share Amounts)

(Unaudited)

	2006
	1st	2nd	3rd	4th	Total
Refining and Supply	$73	$409	$273	$126	$881
Retail Marketing	—	10	77	(11)	76
Chemicals	14	8	5	16	43
Logistics	6	12	7	11	36
Coke	14	10	9	17	50
Corporate and Other:
Corporate expenses	(16)	(11)	(11)	(20)	(58)
Net financing expenses and other	(12)	(12)	(9)	(16)	(49)

	79	426	351	123	979
Special items	—	—	—	—	—

Consolidated net income	$79	$426	$351	$123	$979

Earnings per share of common stock (diluted):
Income before special items	$.59	$3.22	$2.76	$1.00	$7.59
Special items	—	—	—	—	—

Net income	$.59	$3.22	$2.76	$1.00	$7.59

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Sunoco, Inc.

Earnings Profile of Sunoco Businesses (after tax)

(Millions of Dollars, Except Per-Share Amounts)

(Unaudited)

2007 First Quarter
Refining and Supply	$76
Retail Marketing	7
Chemicals	9
Logistics	9
Coke	11
Corporate and Other:
Corporate expenses	(15)
Net financing expenses and other	(12)

85
Special Items	90

Consolidated net income	$175

Earnings per share of common stock (diluted):
Income before special items	$.70
Special items	.74

Net income	$1.44

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Sunoco, Inc.

Consolidated Statements of Income

(Millions of Dollars)

(Unaudited)

	2006
	1st	2nd	3rd	4th	Total
REVENUES
Sales and other operating revenue (including consumer excise taxes)	$8,569	$10,575	$10,480	$9,012	$38,636
Interest income	10	8	11	5	34
Other income, net	14	7	5	19	45

	8,593	10,590	10,496	9,036	38,715

COSTS AND EXPENSES
Cost of products sold and operating expenses	7,454	8,858	8,867	7,768	32,947
Consumer excise taxes	628	663	679	664	2,634
Selling, general and administrative expenses	210	210	215	246	881
Depreciation, depletion and amortization	112	114	115	118	459
Payroll, property and other taxes	34	31	33	27	125
Interest cost and debt expense	26	27	25	27	105
Interest capitalized	(1)	(4)	(5)	(6)	(16)

	8,463	9,899	9,929	8,844	37,135
Income before income tax expense	130	691	567	192	1,580
Income tax expense	51	265	216	69	601

Net income	$79	$426	$351	$123	$979

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Sunoco, Inc.

Consolidated Statements of Income

(Millions of Dollars)

(Unaudited)

2007 First Quarter
REVENUES
Sales and other operating revenue (including consumer excise taxes)	$9,135
Interest income	5
Other income, net	165

9,305

COSTS AND EXPENSES
Cost of products sold and operating expenses	7,988
Consumer excise taxes	641
Selling, general and administrative expenses	221
Depreciation, depletion and amortization	115
Payroll, property and other taxes	37
Interest cost and debt expense	35
Interest capitalized	(9)

9,028
Income before income tax expense	277
Income tax expense	102

Net income	$175

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Sunoco, Inc.

Consolidated Balance Sheets

(Millions of Dollars)

(Unaudited)

	At March 31 2007	At December 31 2006
ASSETS
Current Assets
Cash and cash equivalents	$222	$263
Accounts and notes receivable, net	2,439	2,440
Inventories	981	1,219
Deferred income taxes	93	93

Total Current Assets	3,735	4,015
Investments and long-term receivables	130	129
Properties, plants and equipment, net	6,580	6,365
Deferred charges and other assets	462	473

Total Assets	$10,907	$10,982

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Accounts payable and accrued liabilities	$4,035	$4,174
Short-term borrowings	330	275
Current portion of long-term debt	4	7
Taxes payable	233	299

Total Current Liabilities	4,602	4,755
Long-term debt	1,752	1,705
Retirement benefit liabilities	524	523
Deferred income taxes	889	829
Other deferred credits and liabilities	529	477
Minority interests	452	618
Shareholders’ equity	2,159	2,075

Total Liabilities and Shareholders’ Equity	$10,907	$10,982

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Sunoco, Inc.

Consolidated Statements of Cash Flows

(Millions of Dollars)

(Unaudited)

	For the Three Months Ended March 31
	2007	2006
INCREASES (DECREASES) IN CASH AND CASH EQUIVALENTS
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$175	$79
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Gain related to issuance of Sunoco Logistics Partners L.P. limited partnership units	(151)	—
Depreciation, depletion and amortization	115	112
Deferred income tax expense	92	17
Payments less than expense for retirement plans	11	4
Changes in working capital pertaining to operating activities, net of effect of acquisitions	(22)	(518)
Other	17	(7)

Net cash provided by (used in) operating activities	237	(313)

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(332)	(172)
Acquisitions	—	(109)
Proceeds from divestments	6	12
Other	(3)	(1)

Net cash used in investing activities	(329)	(270)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from short-term borrowings	55	—
Net proceeds from issuance of long-term debt	48	115
Repayments of long-term debt	(4)	(2)
Cash distributions to investors in cokemaking operations	(7)	(4)
Cash distributions to investors in Sunoco Logistics Partners L.P.	(13)	(10)
Cash dividend payments	(30)	(27)
Purchases of common stock for treasury	—	(48)
Proceeds from issuance of common stock under management incentive plans	4	1
Other	(2)	—

Net cash provided by financing activities	51	25

Net decrease in cash and cash equivalents	(41)	(558)
Cash and cash equivalents at beginning of period	263	919

Cash and cash equivalents at end of period	$222	$361

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